Exhibit 99.1

EXL REPORTS 2017 THIRD QUARTER RESULTS

2017 Third Quarter Revenues of $192.3 Million, up 12.4% year over year
Q3 Diluted EPS (GAAP) of $0.60, up from $0.46 in Q3 of 2016
Q3 Adjusted Diluted EPS (Non-GAAP) of $0.68, up from $0.61 in Q3 of 2016

New York, NY - October 26, 2017 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ending September 30, 2017.
Rohit Kapoor, Vice Chairman and Chief Executive Officer, EXL, said, “In the third quarter of 2017, EXL had strong revenue growth. We reported third quarter revenue of $192.3 million, a year-on-year increase of 12.4%. Analytics continued its momentum by growing third quarter revenues 29.1% year over year. Operations management businesses grew 7.0% in the same time frame.
“EXL’s investments in digital capabilities, our deep understanding of our chosen domains and our leadership position in analytics, enable EXL to support our clients’ strategic digital transformation agendas. Our pipeline is strong including several large opportunities that leverage EXL’s integrated sales approach and transformation playbook.”
Vishal Chhibbar, Chief Financial Officer, EXL, said, “We are updating our revenue guidance for 2017 to $754 million - $762 million from $748 million - $762 million based on our third quarter performance. Our guidance represents annual revenue growth of 10% to 11% on a constant currency basis. We are increasing the lower end of our adjusted diluted EPS guidance for 2017 to $2.60 - $2.64, from $2.54 -$2.64, which represents an increase of 12% to 13% from 2016. Our balance sheet remains strong with cash and short-term investments of $249 million.”

Financial Highlights: Third Quarter 2017
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (Banking & Financial Services, Utilities and Consulting) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures, including those reflecting constant currency, to GAAP measures are included at the end of this release.

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Revenues for the quarter ending September 30, 2017 increased to $192.3 million compared to $171.2 million for the third quarter of 2016, an increase of 12.4% on a reported basis and 11.8% on a constant currency basis from the third quarter of 2016, as well as and an increase of 1.7% sequentially from the quarter ended June 30, 2017.

	Revenues			Gross Margin
	Three months ended			Three months ended
	Sept 30,	Sept 30,	June 30,	Sept 30,	Sept 30,	June 30,
Reportable Segments	2017	2016	2017	2017	2016	2017
	(dollars in millions)
Insurance	$59.6	$52.8	$58.3	33.4%	28.4%	29.7%
Healthcare	18.9	16.0	18.9	36.6%	31.8%	35.3%
Travel, Transportation & Logistics	18.5	17.5	17.8	45.2%	39.3%	41.3%
Finance & Accounting	21.6	19.9	21.0	38.5%	39.5%	38.4%
All Other	20.0	23.4	21.5	31.8%	37.4%	31.5%

Analytics	53.7	41.6	51.6	32.7%	38.1%	33.9%
Total revenues, net	$192.3	$171.2	$189.1	35.1%	34.7%	33.6%

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Operating income margin for the quarter ending September 30, 2017 was 9.7% compared to 10.1% in the third quarter of 2016 and 8.5% for the quarter ended June 30, 2017. Adjusted operating income margin for the quarter ending September 30, 2017 was 14.5% compared to 14.4% in the third quarter of 2016 and 13.1% for the quarter ending June 30, 2017.

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Diluted earnings per share for the quarter ending September 30, 2017 was $0.60 compared to $0.46 for the third quarter of 2016 and $0.58 for the quarter ending June 30, 2017. Adjusted diluted earnings per share for the quarter ending September 30, 2017 was $0.68 compared to $0.61 for the third quarter of 2016 and $0.70 for the quarter ending June 30, 2017.

Business Highlights: Third Quarter 2017

•	Won 11 new clients, including five in our operations management businesses and six in Analytics.

•	Opened new delivery centers in Richmond, Virginia and Kansas City, Missouri.

•	Achieved accreditation in utilization management from the National Committee for Quality Assurance (NCQA), a leading accreditation institution dedicated to improving healthcare quality.

•	Recognized as a Leader and Star Performer in the Everest Group Life & Pensions Business Process Services PEAK Matrix™ 2017.

•	Positioned in the Winner’s Circle in the HfS Blueprint: Finance and Accounting As-a-Service 2017.

•	Included in the HfS Research 2017 AI-Powered OneOffice Premier League Table.

•	Recognized as a Major Contender in the Everest Group Business Process Services Delivery Automation PEAK Matrix™ 2017.

•	Expanded multiple operations management relationships, including migrating 38 new processes.

Post-Third Quarter Event
On October 24, 2017, EXL entered into a definitive purchase agreement to acquire substantially all the assets of Health Integrated, Inc. Based in Tampa, Florida, Health Integrated is a care management company that provides end-to-end technology and analytics-enabled care management services including case management, utilization management, disease management, special needs programs, and multichronic care management on behalf of health plans.  Health Integrated currently serves over five million lives in the Medicaid, Medicare, and dual eligible populations.  It is known for its strong capabilities in improving member health status through behavioral change.
The acquisition is expected to close in the first quarter of 2018, subject to the fulfillment of certain closing conditions, including regulatory and other consents. The financial terms of the transaction are not being disclosed.

2017 Guidance
Based on current visibility, the Company is updating its guidance. This guidance is based on the current exchange rates for the remainder of the year: U.S. Dollar to Indian Rupee exchange rate of 65.0, British Pound to U.S. Dollar exchange rate of 1.31, U.S. Dollar to the Philippine Peso exchange rate of 52.0 and all other currencies at current exchange rates.

•	Revenue of $754 million to $762 million, representing an annual revenue growth of 10% to 11% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.60 to $2.64, representing an annual increase of 12% to 13%.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, October 26, 2017 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of at least twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework®, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 27,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Colombia, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,”

“anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2016. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenues, net	$192,345	$171,200	$564,435	$508,714
Cost of revenues (exclusive of depreciation and amortization)	124,890	111,767	370,458	332,172
Gross profit	67,455	59,433	193,977	176,542
Operating expenses:
General and administrative expenses	26,870	21,854	75,809	63,620
Selling and marketing expenses	12,222	11,623	38,711	37,875
Depreciation and amortization	9,708	8,597	28,771	25,000
Total operating expenses	48,800	42,074	143,291	126,495
Income from operations	18,655	17,359	50,686	50,047
Foreign exchange gain, net	2,801	1,741	7,267	3,573
Interest expense	(482)	(295)	(1,379)	(1,023)
Other income, net	2,922	2,891	8,871	12,197
Income before income tax expense	23,896	21,696	65,445	64,794
Income tax expense	2,819	5,646	7,202	18,549
Net income	$21,077	$16,050	$58,243	$46,245
Earnings per share:
Basic	$0.62	$0.48	$1.72	$1.38
Diluted	$0.60	$0.46	$1.66	$1.34
Weighted-average number of shares used in computing earnings per share:
Basic	33,838,374	33,624,401	33,834,392	33,542,258
Diluted	35,043,987	34,675,485	35,048,672	34,512,815

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$87,665	$213,155
Short-term investments	161,702	13,491
Restricted cash	1,913	3,846
Accounts receivable, net	133,862	113,067
Prepaid expenses	6,958	7,855
Advance income tax, net	8,821	6,242
Other current assets	22,333	21,168
Total current assets	423,254	378,824
Property, plant and equipment, net	63,729	49,029
Restricted cash	3,710	3,393
Deferred taxes, net	16,118	14,799
Intangible assets, net	43,568	53,770
Goodwill	187,953	186,770
Other assets	30,672	19,943
Total assets	$769,004	$706,528
Liabilities and Equity
Current liabilities:
Accounts payable	$3,834	$3,288
Short-term borrowings	—	10,000
Deferred revenue	8,662	16,615
Accrued employee cost	49,385	50,832
Accrued expenses and other current liabilities	49,040	43,264
Current portion of capital lease obligations	168	232
Total current liabilities	111,089	124,231
Long term borrowings	45,000	35,000
Capital lease obligations, less current portion	315	300
Non-current liabilities	16,234	14,819
Total liabilities	172,638	174,350
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,525,692 shares issued and 33,804,962 shares outstanding as of September 30, 2017 and 35,699,819 shares issued and 33,628,109 shares outstanding as of December 31, 2016	37	36
Additional paid-in capital	311,691	284,646
Retained earnings	436,419	382,722
Accumulated other comprehensive loss	(59,290)	(75,057)
Total including shares held in treasury	688,857	592,347
Less: 2,720,730 shares as of September 30, 2017 and 2,071,710 shares as of December 31, 2016, held in treasury, at cost	(92,698)	(60,362)
Stockholders’ equity	$596,159	$531,985
Non-controlling interest	207	193
Total equity	$596,366	$532,178
Total liabilities and equity	$769,004	$706,528

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures (adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The non-GAAP financial measures disclosed by EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts: as such EXL presents guidance with respect to adjusted diluted earnings per share. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee decreased from 66.73 during the quarter ended September 30, 2016 to 64.45 during the quarter ended September 30, 2017, representing appreciation of 3.4%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 47.40 during the quarter ended September 30, 2016 to 50.82 during the quarter ended September 30, 2017, representing a depreciation of 7.2%. The average exchange rate of the British Pound against the U.S. Dollar remained same at 1.31 during the quarter ended September 30, 2016 and quarter ended September 30, 2017. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these non-GAAP financial measures from GAAP measures for the three months ended September 30, 2017 and 2016 and the three months ended June 30, 2017:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended September 30,		Three months ended June 30,
	2017	2016	2017
Net Income (GAAP)	$21,077	$16,050	$20,378
add: Income tax expense	2,819	5,646	823
subtract: Interest expense, foreign exchange gain, net and other income, net	(5,241)	(4,337)	(5,072)
Income from operations (GAAP)	$18,655	$17,359	$16,129
add: Stock-based compensation expense (a)	5,708	4,484	5,107
add: Amortization of acquisition-related intangibles (b)	3,487	2,848	3,507
Adjusted operating income (Non-GAAP)	$27,850	$24,691	$24,743
Adjusted operating income margin as a % of revenues (Non-GAAP)	14.5%	14.4%	13.1%
add: Depreciation	6,221	5,749	6,130
Adjusted EBITDA (Non-GAAP)	$34,071	$30,440	$30,873
Adjusted EBITDA margin as a % of revenues (Non-GAAP)	17.7%	17.8%	16.3%
(a) To exclude stock-based compensation expense under ASC Topic 718. (b) To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended September 30,		Three Months Ended June 30,
	2017	2016	2017
Net income (GAAP)	$21,077	$16,050	$20,378
add: Stock-based compensation expense (a)	5,708	4,484	5,107
add: Amortization of acquisition-related intangibles (b)	3,487	2,848	3,507
subtract: Tax impact on stock-based compensation expense (c)	(5,564)	(1,561)	(3,483)
subtract: Tax impact on amortization of acquisition-related intangibles	(942)	(717)	(949)
Adjusted net income (Non-GAAP)	$23,766	$21,104	$24,560
Adjusted diluted earnings per share (Non-GAAP)	$0.68	$0.61	$0.70

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) Tax impact include $3,488 and $1,624 during the three months ended September 30, 2017 and June 30, 2017 respectively, related to a discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com